Exhibit 10.5

SOFTWARE AND MARKET DATA AGREEMENT

Party A: Solomon JFZ (Asia) Holdings Limited

Party B: Link Software (Hangzhou)Co., Ltd.

Date: 22nd Jan 2021

According to the “Contract Law of the People’s Republic of China”, “Regulations on the Protection of Computer Software”, and relevant laws and regulations, on the basis that Party A has a detailed understanding of all the functional modules and related conditions of the software provided by Party B, have signed the following agreement on the authorization of Party B to use the software by Party B. Both parties declare that both parties have understood and recognized all the contents of this contract, agree to assume their respective rights and obligations, and faithfully perform this contract. In order to clarify the rights and obligations of both parties, this agreement has been signed after friendly negotiation.

1.	Definition

a.	“Contract” means this agreement, including all attachments and other documents constituting this contract; the attachments of the contract and the main contract have legal effect.

b.	“Product” refers to the software and supporting services developed by Party B that meet the technical requirements of this contract.

c.	“Software and hardware environment” refers to the configuration and establishment of the site, computer hardware, supporting software, database, network equipment and other related conditions required for the online operation of this product.

d.	“Acceptance” refers to the behavior of both parties to confirm whether the work results of Party B under the contract are in compliance with the contract.

e.	“Key milestone or phased work” refers to related work such as requirement confirmation, installation and deployment, acceptance, and launch.

f.	“Working day” refers to the legal working day in Mainland China.

g.	“Launch” means that the product has passed the test and is put into use after being approved by both parties.

h.	“Maintenance period” refers to the period during which Party B performs technical maintenance on the products it provides in accordance with the maintenance agreement or terms.

i.	“Cash deposit” refers to the performance guarantee fee that Party A must pay to Party B for the 1-year contract period during the cooperation process between the two parties.

2.	List of Expenses (Currency: RMB)

Product	Terminal	Describe	Quantity	Fee
LinkTrade Trading System	Mobile client	Android trading system iOS trading system	1	**,000/mth
	Web client	Desktop web trading system	1	**,000/mth
	Account opening system	Desktop web account opening system HTML5 mobile account opening system	1	*,000/mth
	Portal	Official website for company brand showcase	1	Free
	Market	Hong Kong stocks, US stocks, China Connect	3	**,000/mth
Total amount after discount: $**000/mth
Market Data
Market Data	Hong Kong stocks	L2		10000/mth
		Level 2 market data		Mainland mobile end 6HKD/ppl/mth, Mainland PC end 80HKD/ppl/mth, Other regions/areas 200HKD/ppl/mth
	US stocks	L0, L1		**,000/mth
	China Connect	L1		*,000/mth
	F10 information data, API snapshot data	Information/News, Announcement, Financial, Basic, Intraday, Candlestick chart, Historical, Ex-rights		Free
Total amount after discount: $**000/mth (excluding real-time settlement of Hong Kong L2 market data display and data compliance license)

Others
Accessibility features	Intelligent monitoring	Users can set alert values/volatility ratios for stocks, and the system will proactively send message prompts to the user when the alert value is reached. Users can also set conditional orders for the system to automatically place trades.	1	50,000 (free)
	Hong Kong IPO subscription	Users can access the latest information on new stocks, a professional subscription module, and Hong Kong IPO subscription services (excluding gray market trading).	1	100,000 (free)
	Advanced market data	In compliance with exchange requirements, market data permissions are set, with advanced market data available for users to selectively activate. The market data mall includes options for free gifts based on conditions, activation code redemption, and paid purchases.	1	**,000 (free)
	System language	Simplified Chinese, English	1	**,000 (free)
Customization features	Fund	Users can subscribe to funds	1	***,000
	Grey market trading	Connecting with PhillipMart trading platform	1	**,000
	Priority processing	To meet a tight deadline or timeline	1	**,000
Note: Assistive and customization features are only available on the mobile client and require a one-time payment for personalized customization.
Total amount after discounts: $***,000
Server configuration
Server	LINKSOFT Highly available cluster node rental (in Hong Kong data center)	Service load: Uses Amazon K8s highly available cluster, Maintenance aspect: System upgrades, maintenance, and iterative updates are seamless, Security aspect: Data transmission is conducted through private network interaction to ensure that the service is not exposed, Recommend purchasing two primary and backup nodes.	1	*,000/mth
Server cost subtotal: $*,000/mth
Note: Server configuration is customized based on specific needs.

(This quotation is only valid for the requirements specified in the contract. If there are additional personalized requirements, both parties will negotiate separately for settlement.)

3.	Product technical requirements

Unless there are specific personalized requirements, default to Party B’s standard technology.

4.	Rights and obligations of both parties

A.	Party B

（a）	Party B shall cooperate with Party A to determine the product requirements and complete product delivery based on the technical requirements specified in the contract.

（b）	Party B shall inform Party A in advance of the software and hardware environment required for product delivery and operation.

（c）	Party B shall cooperate with Party A in debugging and installing the product to ensure the proper installation and use of the software.

（d）	Party B shall assign a project manager to participate in the project and handle related matters throughout the project, regularly report the performance of the contract to Party A, assist Party A in accepting the product or project, and work together with Party A to ensure the achievement of the expected goals of this contract.

（e）	Party B is responsible for providing guidance or training to Party A’s operators on the use of the product.

B.	Party A

（a）	Party A shall be responsible for providing product requirements, cooperating with Party B to determine product technical specifications, technical requirements, and product descriptions, and providing Party B with the information, data, and materials necessary to ensure the normal delivery of the product under this contract.

（b）	Party A shall provide the software and hardware environment required for the product, ensure that it meets Party B’s software operating environment requirements, and provide convenient working conditions for Party B.

（c）	If third-party cooperation is involved in the product installation and debugging, Party A is responsible for coordinating the third-party collaboration work to ensure the smooth installation and normal use of the product.

（d）	Party A shall be responsible for the acceptance of the product or project. To facilitate Party B’s project management needs, Party A shall cooperate with Party B to sign or stamp or designate email confirmation of the completion of the project, each key milestone, or phased work. Party A shall respond within 3 working days from the date of Party B’s relevant application. If Party A fails to reply within the deadline or fails to confirm without a contractual reason, it shall be deemed as confirmation.

（e）	Party A authorizes its project manager Thomas Tam (email: thomas@solomonjfz.com), to sign relevant reports and acceptance documents. The signature of Party A’s project manager on relevant reports, confirmation forms, acceptance documents or emails shall be deemed as confirmation by Party A. If Party A changes the project manager, it shall notify Party B in writing and by email 3 working days before the change.

（f）	Party A shall pay the contract payment in accordance with the terms of this contract.

5.	Payment and Settlement method

The total amount corresponding to the above services is as follows: RMB *,***,000.

A.

（a）	LinkTrade trading system: RMB **,000/mth; Total amount: RMB ***,000.

（b）	Market data (excluding real-time L2 market data of Hong Kong): RMB **,000/mth; Total amount: RMB ***,000.

（c）	Auxiliary and customization function one-time payment: RMB ***,000.

（d）	3-month “Software and Market Data” cash deposit: RMB ***,000.

B.	Payment method for fees

（a）	Within 3 working days after the contract issued, Party A shall pay Party B a deposit of RMB ***,000 for the “Software and Market Data” rental contract, and a one-time payment of RMB ***,000 for auxiliary and customization functions. The total amount payable is RMB ****,000.

（b）	Product acceptance (a maximum acceptance period of 2 calendar months) is completed within 2 working days before the launch, Party A shall pay Party B the first month’s rent (for the system and data), which is RMB 78,000 and the remaining deposit of RMB 117,000. The monthly rent shall be paid before the 15th day of the following month.

C.	The Beneficiary’s information of Party B

Bank of Deposit	Account Name	Bank Account
China Merchants Bank (Hangzhou Cheng xi branch)	Link Software (Hangzhou)Co., Ltd.

6.	Term, Place, and Method of Performance

After Party A ensures that the requirements of Article 5 of the contract are met and pays the first payment, Party A shall notify Party B to begin product customization and deployment installation, and Party B should respond promptly.

7.	Acceptance Method

Within 5 working days from the date of Party B’s email submission application, based on the acceptance criteria agreed upon by both parties, Party A shall organize both parties to conduct acceptance through remote testing and confirm the acceptance by email reply to the designated email address specified by Party A. If Party A fails to organize acceptance within the above-mentioned period or refuses to confirm without a justified reason agreed upon, it shall be deemed that the product acceptance has passed.

8.	Product Maintenance and Upgrades

A.	If there are significant changes to the structure, platform, or functionality of Party B’s product, the upgrade fee shall be negotiated by both parties, and Party B undertakes to provide preferential upgrade fees and good service.

B.	Party B’s headquarters shall provide 24/7 telephone consultation and remote login services.

C.	Party B shall periodically organize user training courses to train on the practical operating procedures related to software and hardware integration and the latest developments in technology. Party B shall notify Party A in writing (by fax or email) of the training arrangements.

9.	Prohibition of Recruitment

A.	Within 1 year after the termination of the cooperation relationship between Party A and Party B, Party A may not employ or establish a labor contract relationship with any employee whom Party B has employed or previously employed without Party B’s written consent, unless the employee has left Party B for at least 2 years.

B.	If Party B discovers that Party A has violated the above agreement, Party B shall have the right to demand that Party A immediately cease the breach of contract and pay corresponding liquidated damages according to the position, level, and quantity of the employee(s) whom Party A has breached the contract by hiring or recruiting. If Party A breaches the contract by hiring or recruiting Party B’s ordinary employees, Party A shall pay liquidated damages of 200,000 per employees hired or recruited in breach of the contract; if Party A breaches the contract by hiring or recruiting Party B’s management personnel (project managers, product managers, technical backbones, etc.), Party A shall pay liquidated damages of 500,000 per employees hired or recruited in breach of the contract.

10.	Confidentiality Obligations

A.	Party B promises not to disclose any business secrets related to Party A’s products obtained during the cooperation process to any third party in any form.

B.	Party A shall not transfer, sell, give away or disclose to any third party any technical information related to the design ideas, product structure, technical documents and other technical materials involved in this product.

C.	Both parties shall keep confidential the technical and operational information obtained from each other during the cooperation process, and this obligation shall not be eliminated due to the change, termination or termination of this contract.

D.	The ‘Business Secret’ under this contract refer to:

（a）	Any agreements, correspondence faxes, or emails related to the project;

（b）	Customer information, unpublished products, business plans, marketing information, investment information, financial status, drawings, technical secrets, computer programs, source codes, research plans, and other materials;

（c）	Information and documents designated as business secrets by the disclosing party in writing or by marking before or at the time of disclosure;

（d）	Other information that meets the legal requirements for constituting a business secret.

E.	This clause does not apply to the following contents:

（a）	Information that has public;

（b）	Non-confidential, commonly known information in the industry that the information recipient obtains through legitimate means;

（c）	Information that the information recipient already knew or had no obligation to keep confidential before the information was disclosed;

（d）	Information that the information recipient, in its most prudent judgment, deems unnecessary to keep confidential, disclosed by a third party;

（e）	Information independently developed by the information recipient;

（f）	Confidential information that the information disclosure party agrees in writing to allow the information recipient to disclose;

（g）	Contents that must be disclosed to any organization or institution in accordance with legal requirements.

11.	Intellectual Property Rights

A.	Intellectual property rights that are not generated as a result of this contract belong to the party who already legally owns such rights. Unless otherwise agreed, neither party may use this contract to acquire the other party’s copyright, patent, trademark, or any other intellectual property rights.

B.	Party A shall not rent, lend, copy, counterfeit, reproduce or modify any part of Party B’s software for any other commercial purposes, nor shall it reverse engineer, decompile or disassemble the software, or obtain the target program or source code of Party B’s software using other methods or tools. However, if relevant laws expressly provide otherwise, they shall not be subject to the foregoing provisions.

12.	Breach of Contract and Liability

A.	Default in delivery

If Party B fails to provide the products specified in this contract to Party A according to the agreed schedule due to its own reasons (excluding the delay caused by Party A’s new or changed requirements or force majeure), Party A has the right to hold Party B liable for breach of contract. For each day of delay, Party B shall pay a penalty of 0.05% of the paid contract price, and the accumulated penalty shall not exceed the amount of the contract guarantee deposit;

If Party A fails to perform the contract according to the agreed schedule due to its own reasons, Party B has the right to hold Party A liable for the losses incurred, such as idle time and travel expenses. The contract guarantee deposit shall not be refunded.

B.	Default of payment

If Party A fails to pay the amount due on time, Party A shall pay a penalty of 0.05% of the amount due for each day of delay, and the accumulated penalty shall not exceed the amount of the contract guarantee deposit. If the payment is not made within 30 natural days after the due date, Party B has the right to suspend the performance of this contract; at the same time, the contract guarantee deposit specified in the contract will not be refunded.

C.	Limitation of liability

（a）	Neither party shall be liable for the other party’s special, accidental, indirect or consequential damages and losses (including but not limited to expected benefits, profits, business opportunities, business interruption, information loss, etc.). If Party B’s products provided under the contract have defects or flaws that cause direct economic losses to Party A, Party B shall cooperate with Party A to find the cause and try to avoid similar incidents during the service or maintenance period. If Party B is responsible, the total amount of the breach or compensation shall not exceed 10% of the corresponding product amount.

（b）	Under no circumstances shall Party B be liable for the following:

1. Any damages and losses caused by the operating environment or external conditions provided by Party A that result in the product’s inability to operate normally;

2. Any damages and losses caused by Party A’s improper use (including abuse, misuse, non-malicious use, etc.) or accidents;

3. Any defects that could not be discovered by the scientific and technological level when the product was put into circulation;

4. Any damages and losses caused by Party A’s self-modification, upgrade, or maintenance of Party B’s products under this contract or third-party modifications, upgrades, or maintenance;

5. Any technical faults that cannot be solved by the existing technical capabilities (including the technical strength of equipment and software and hardware providers) due to unpredictable technical factors.

13.	Dispute Resolution

（a）	During the term of this contract, if a dispute arises regarding the matters stipulated in this contract, Party A and Party B shall resolve it through friendly consultation. If no agreement is reached within 30 days, both parties agree that the court located at Party B’s domicile shall have jurisdiction as the court of first instance.

（b）	Except for the disputed matters, both parties shall continue to exercise their respective rights under this contract and fulfill their respective obligations under this contract.

14.	Others

A.	Contractual effect

（a）	This contract shall come into effect from the date of the signatures and seals of both parties. This contract shall last for one year, and will be automatically renewed for one more year unless either party provides objection prior to the expiration.

（b）	Both parties confirm that the persons who signed on this contract and related documents have obtained legal authorization from the authorized party, and the signatures of the authorized persons on the aforementioned documents have the effect confirmed by the authorized party.

（c）	Any modification, supplement, or change to this contract shall be agreed upon by the relevant parties through consultation and adopted in writing, signed by authorized representatives of the relevant parties and in accordance with the effective method of this contract.

（d）	Two copies of this contract shall be made, with each party holding one copy. The attachments and supplementary agreements under this contract are organic parts of this contract and have the same legal effect.

B.	Contract Attachments

The specific list of attachments included in this contract is as follows:

（a）	Attachment 1: Demand confirmation form or other approved reports by the company’s project manager

（b）	Attachment 2: Project kick-start confirmation letter

（c）	Attachment 3: Project launch confirmation letter

Party A: Solomon JFZ (Asia) Holdings Limited	Party B: Link Software (Hangzhou)Co.,Ltd.
Address: Room 1910-12A, Tower 3, China Hong Kong City 33 Canton Road, Tsim Sha Tsui, HK	Address:
Representative of Party A: Thomas Tam	Representative of Party B: Chen Huimin
Contact Information: +852	Contact Information:
Date: 21st Jan 2021	Date: 21st Jan 2021